RISK FACTORS

Risks Related To Our Industry

The products we sell are inherently risky and could give rise to product liability and other claims.

The products that we manufacture are typically used in applications and situations that involve high levels of risk of personal injury. Failure to use our products for their intended purposes, failure to use or care for them properly, or their malfunction, or, in some limited circumstances, even correct use of our products, could result in serious bodily injury or death. Given this potential risk of injury, proper maintenance of our products is critical. Our products include: tactical wheeled vehicles (‘‘TWV’’); vehicle and armor systems; rotary and fixed-wing aircraft seating systems; parachutes; military helmets; body armor and plates designed to protect against ballistic and sharp instrument penetration; less-lethal products such as less-lethal munitions, pepper sprays, distraction devices and flameless expulsion grenades; various models of police batons; and police duty gear.

Claims have been made and are pending against certain of our subsidiaries, involving permanent physical injury and death caused by self-defense sprays and other munitions intended to be less-lethal. In addition, the manufacture and sale of certain less-lethal products may be the subject of product liability claims arising from the design, manufacture or sale of such goods. If these claims are decided against us and we are found to be liable, we may be required to pay substantial damages and our insurance costs may increase significantly as a result which could have a material adverse effect on our business, financial condition and results of operations. Also, a significant or extended lawsuit, such as a class action, could also divert significant amounts of management’s time and attention.

We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Our cost of obtaining insurance coverage has risen substantially since September 11, 2001. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations. In addition, the inability to obtain product liability coverage would prohibit us from bidding for orders from certain governmental customers because, at present, many bids from governmental entities require such coverage, and any such inability would have a material adverse effect on our business, financial condition, results of operations and liquidity.

Any adverse resolution of these matters could have a material adverse effect on our business, financial condition, results of operations and liquidity. See Exhibit 99.5 ‘‘Business—Legal Proceedings’’ for a description of certain currently pending claims.

We are subject to extensive government regulations, and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties.

We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our products. In addition, we are obligated to comply with a variety of federal, state and local regulations, both domestically and abroad, governing certain aspects of our operations and workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, State and Transportation, the Federal Aviation Administration, the U.S. Environmental Protection Agency and the U.S. Bureau of Alcohol, Tobacco and Firearms. The U.S. Bureau of Alcohol, Tobacco and Firearms also regulates us as a result of our manufacturing of certain destructive devices and by the use of ethyl alcohol in certain products. We also ship hazardous goods, and in doing so, must comply with the regulations of the U.S. Department of Transportation for packaging and labeling. Additionally, the failure to obtain applicable governmental approval and clearances could materially adversely affect our ability to continue to service the government contracts we maintain. Furthermore, we have material contracts with governmental entities and are subject to rules, regulations and approvals applicable to government contractors. We are also subject to routine audits to assure our compliance with these requirements. We became aware that we are not in full compliance with certain regulations governing the export of equipment and related technology used for military purposes that are applicable to certain of our products. We have made a voluntary disclosure to the Office of Defense Trade Controls Compliance and have undertaken steps to comply with these regulations and to help ensure compliance in the future. We do not believe that such non-compliance will have a material adverse effect on our business. In addition, a number of our employees involved with certain of our federal government contracts are required to obtain specified levels of security clearances. Our business may suffer if we or our employees are unable to obtain the security clearances that are needed to perform services contracted for the U.S. Department of Defense, one of our major customers. Our failure to comply with these contract terms, rules or regulations could expose us to substantial penalties, including the loss of these contracts and disqualification as a U.S. government contractor.

Like other companies operating internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. We operate in countries known to experience endemic corruption. Our extensive operations in such countries create risk of an unauthorized payment by one of our employees or agents, which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We have significant international operations and assets and, therefore, are subject to additional financial and regulatory risks.

We sell our products in foreign countries and seek to increase our level of international business activity. Our overseas operations are subject to various risks, including: U.S.-imposed embargoes of sales to specific countries (which could prohibit sales of our products there); foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt our supplies or prohibit customers from purchasing our products); exchange rate fluctuations; dividend remittance restrictions; expropriation of assets; war, civil uprisings and riots; government instability; the necessity of obtaining government approvals for both new and continuing operations; and legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

One component of our strategy is to expand our operations into selected international markets. Military procurement, for example, has traditionally had a large international base. We actively market our products in Europe, North and South America, the Middle East, Africa, and Asia. However, we may be unable to execute our business model in these markets or new markets. Further, foreign providers of competing products and services may have a substantial advantage over us in attracting consumers and businesses in their countries due to earlier established businesses in those countries, greater knowledge with respect to the cultural differences of consumers and businesses residing in those countries and/or their focus on a single market. We expect to continue to experience higher costs as a percentage of revenues in connection with the development and maintenance of international products and services. In pursuing our international expansion strategy, we face several additional risks, including:

•	foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

•	higher costs of doing business in foreign countries, including different employment laws;

•	potential adverse tax consequences if taxing authorities in different jurisdictions worldwide disagree with our interpretation of various tax laws or our determinations as to the income and expenses attributable to specific jurisdictions, which could result in our paying additional taxes, interest and penalties;

•	technological differences that vary by marketplace, which we may not be able to support;

•	longer payment cycles and foreign currency fluctuations;

•	economic downturns; and

•	revenue growth outside of the United States may not continue at the same rate if it is determined that we have already launched our products and services in the most significant markets.

We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, a percentage of the payments to us in our international markets are often in local currencies. Although most of these currencies are presently convertible into U.S. dollars, we cannot be sure that convertibility will continue. Even if currencies are convertible, the rate at which they convert is subject to substantial fluctuation. Our ability to transfer currencies into or out of local currencies may be restricted or limited. Any of these events could result in a loss of business or other unexpected costs, which could reduce revenue or profits and have a material adverse effect on our business, financial condition, results of operations and liquidity.

We routinely operate in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux. We cannot, therefore, be certain that we are in compliance with, or will be protected by, all relevant local laws and taxes at any given point in time. A subsequent determination that we failed to comply with relevant local laws and taxes could have a material adverse effect on our business, financial condition, results of operations and liquidity. One or more of these factors could adversely affect our future international operations and, consequently, could have a material adverse effect on our business, financial condition, results of operation and liquidity.

Risks Related To Our Business

Many of our customers have fluctuating budgets, which may cause substantial fluctuations in our results of operations.

Customers for our products include federal, state, municipal, foreign and military, law enforcement and other governmental agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many domestic and foreign government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending. A reduction of funding for federal, state, municipal, foreign and other governmental agencies could have a material adverse effect on sales of our products and our business, financial condition, results of operations and liquidity.

The loss of, or a significant reduction in, U.S. military business would have a material adverse effect on us.

U.S. military contracts account for a significant portion of our business and nearly all of the current sales of Stewart & Stevenson. The U.S. military funds these contracts in annual increments. These contracts require subsequent authorization and appropriation that may not occur or that may be greater than or less than the total amount of the contract. Changes in the U.S. military’s budget, spending allocations and the timing of such spending could adversely affect our ability to receive future contracts. None of our contracts with the U.S. military has a minimum purchase commitment, and the U.S. military generally has the right to cancel its contracts unilaterally without prior notice. We are the sole source provider to the U.S. military for the up-armoring for their M1114 High Mobility Multi-purpose Wheeled Vehicles (‘‘HMMWV’’). The HMMWVs are manufactured by AM General Corporation under separate U.S. military contracts. Should production or deliveries of HMMWVs be significantly interrupted, or should other single source suppliers significantly interrupt deliveries of our components for up-armoring the HMMWVs, we will not be able to deliver such up-armoring systems for the HMMWVs to the U.S. military on schedule, which could have a material adverse effect on our business, financial condition, results of operations and liquidity. In November 2004, Stewart & Stevenson began full rate production under a third multi-year contract with the U.S. Army that provides for continued production of the U.S. Army's Family of Medium Tactical Vehicles (‘‘FMTV’’) through September 2008 at an initial contract value of $1.1 billion, excluding the exercise of any production options. Funding of the FMTV contract beyond September 2007 is subject to the inherent uncertainties of Congressional appropriations. As is typical of multi-year defense contracts that may be canceled or adjusted by the government, the FMTV contract must be funded annually by the U.S. Army and may be terminated at any time at the convenience of the government. If the FMTV contract is terminated, other than for Stewart & Stevenson’s default (in which event there could be serious adverse consequences and claims made against us), the contract includes a provision under which Stewart & Stevenson will be reimbursed for certain allowable costs, but not necessarily for all costs incurred. We also manufacture for the U.S. military helicopter seating systems, aircraft and land vehicle armor systems, protective equipment for military personnel and other technologies used to protect soldiers in a variety of life-threatening or catastrophic situations. The loss of, or a significant reduction in, U.S. military business for our aircraft and land vehicle armor systems, other protective equipment, or helicopter seating systems could have a material adverse effect on our business, financial condition, results of operations and liquidity.

A reduction of U.S. force levels in Iraq may affect our results of operations.

Since the invasion of Iraq by the U.S. and other forces in March 2003, we have received consistently strong orders from the U.S. military for the up-armoring of HMMWVs and the armoring of other TWV as well as orders for personnel equipment, including Small Arms Protective Inserts (‘‘SAPI’’) and other engineered ceramic body armor, helmets, and other protective and duty equipment. Orders for the up-armoring of HMMWVs and the armoring of other TWV as well as orders for personnel equipment are the result, in significant part, from the particular combat situations encountered by the U.S. military in Iraq, including the use of improvised explosive devices (‘‘IED’’) by enemy combatants. We cannot be certain, therefore, to what degree the U.S. military would continue placing armoring orders for its HMMWVs and other TWV as well as orders for personnel equipment, if the U.S. military were to reduce its force levels or withdraw completely from Iraq. A significant reduction in orders from the U.S. military for the armoring of HMMWVs and other TWV as well as orders for personnel equipment, following a reduction of U.S. force levels in Iraq could have a material adverse effect on our business, financial condition, results of operations and liquidity.

A replacement of the HMMWV in the U.S. military may affect our results of operations.

There continues to be new orders under our current M1114 Up-Armored HMMWV contract and additional orders for the next-generation versions known as the M1151/52 Up-Armored HMMWVs. While backlog extends into 2006 for both the M1114 and M1151/52 Up-Armored HMMWV versions, there are plans for procurement of a replacement military light transport vehicle, which is currently in the early development stage. While current acquisition strategies plan for possible production of new light and medium support vehicles beginning as early as 2008, there is no assurance as to when a replacement for the HMMWV may be selected. In the event the HMMWV is replaced, based on U.S. military procurement plans, it is anticipated that vehicle armoring and blast protection systems for a replacement vehicle, would be provided to the vehicle’s original equipment manufacturers (‘‘OEM’’) for inclusion in the manufacturing process. We anticipate that procurements for the potential HMMWV replacement models would be competitive and could be awarded to multiple armor suppliers based on full and open competition. Although we anticipate continuation of developmental efforts and enhancement of manufacturing capabilities, at this time, there is no certainty of obtaining armoring contracts for any HMMWV replacement vehicles selected by the U.S. military, and, if successful in competitive programs, we cannot determine the specific levels of effort likely under such military contracts.

Additionally, with regard to the introduction of potential HMMWV replacement vehicles, the U.S. military recently announced the U.S. government’s preference to own the technical data rights for new major end items of equipment and sub-systems, including the vehicle armoring and blast protection systems. The U.S. government’s intent to mitigate risk of limitations on producibility and to ensure commonality of armor components produced by multiple sources may negatively influence future manufacturing content and product pricing, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may lose money or generate less than expected profits on our fixed-price contracts.

Some of our government contracts provide for a pre-determined, fixed price for the products we make regardless of the costs we incur. Therefore, fixed-price contracts require us to price our contracts by forecasting our expenditures. When making proposals for fixed-price contracts, we rely on our estimates of costs and timing for completing these projects. These estimates reflect management’s judgments regarding our capability to complete projects efficiently and timely. Our production costs may, however, exceed forecasts due to unanticipated delays or increased cost of materials, components, labor, capital equipment or other factors. Therefore, we may incur losses on fixed price contracts that we had expected to be profitable, or such contracts may be less profitable than expected, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our business is subject to various laws and regulations favoring the U.S. government’s contractual position, and our failure to comply with such laws and regulations could harm our operating results and prospects.

As a contractor to the U.S. government, we must comply with laws and regulations relating to the formation, administration and performance of the federal government contracts that affect how we do business with our clients and may impose added costs on our business. These rules generally favor the U.S. government’s contractual position. For example, these regulations and laws include provisions that subject contracts we have been awarded to:

•	protest or challenge by unsuccessful bidders; and

•	unilateral termination, reduction or modification by the government.

The accuracy and appropriateness of certain costs and expenses used to substantiate our direct and indirect costs for the U.S. government under both cost-plus and fixed-price contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an arm of the U.S. Department of Defense. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management’s attention. Our failure to comply with these or other laws and regulations could result in contract termination, suspension or debarment from contracting with the federal government, civil fines and damages and criminal prosecution and penalties, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our markets are highly competitive, and if we are unable to compete effectively, we will be adversely affected.

The markets in which we operate include a large number of competitors ranging from small businesses to multinational corporations and are highly competitive. Competitors who are larger, better financed and better known than we are may compete more effectively than we can. In order to stay competitive in our industry, we must keep pace with changing technologies and client preferences. If we are unable to differentiate our services from those of our competitors, our revenues may decline. In addition, our competitors have established relationships among themselves or with third parties to increase their ability to address client needs. As a result, new competitors or alliances among competitors may emerge and compete more effectively than we can. There is also a significant industry trend towards consolidation, which may result in the emergence of companies which are better able to compete against us. Any such development could have a material adverse effect on our business, financial condition, results of operation and liquidity.

There are limited sources for some of our raw materials, which may significantly curtail our manufacturing operations.

The raw materials that we use in manufacturing ballistic resistant garments, SAPI plates and armored vehicles include: ceramic; steel; SpectraShield, a patented product of Honeywell, Inc.; Kevlar®, a patented product of E.I. du Pont de Nemours Co., Inc. (‘‘du Pont’’); and Twaron, a

patented product of Teijin. We purchase these materials in the form of woven cloth from five independent weaving companies. In the event du Pont or its licensee in Europe cease, for any reason, to produce or sell Kevlar® to us, we would utilize these other ballistic resistant materials as a substitute. However, neither SpectraShield nor Twaron, is expected to become a complete substitute for Kevlar® in the near future. We enjoy a good relationship with our suppliers of Kevlar®, SpectraShield and Twaron. Should these materials become unavailable for any reason, we would be unable to replace them with materials of like weight and strength. We use a variety of ceramic materials in the production of SAPI plates and a variety of steels in armoring vehicles. Although we have a number of suppliers that we deal with in obtaining both ceramic and steel supplies, the industry generally, including our operations, is experiencing a limited supply of certain of these materials, which is affecting the quantity of product that we can complete in any given period. In addition, SpectraShield, the ballistic fiber backing used in a variety of our ballistic applications, including SAPI plates, is currently being rationed by the U.S. Department of Commerce, which could limit the quantity of SAPI plates that we produce in any given period. Thus, if our supply of any of these materials were materially reduced or cut off or if there were a material increase in the prices of these materials, our manufacturing operations could be adversely affected and our costs increased, and our business, financial condition, results of operations and liquidity could be materially adversely affected.

Risks as to rising steel prices may adversely affect our operating margins and results of operations.

Since early 2004, manufacturers and distributors of steel, which is used in many of our products, have experienced sharply increased prices and limited availability of steel and component parts containing steel. These increased steel prices have had and are expected to continue to have a negative impact on our margins in the near future, particularly on fixed-price contracts and other contracts for which we are unable to pass such cost increases on to our customers. If these steel price conditions continue, and if we are unable to raise our prices to keep pace with the material cost increases, our operating margins and results of operations could be adversely impacted in future periods.

There is a risk that we may experience supply interruptions for certain components used in the manufacture of the FMTV, which could cause delays in production and product deliveries.

The FMTV incorporates engines, transmissions, axles and a number of other components that are specified by the U.S. Army and are available only from the source or sources selected by the U.S. Army. Identifying additional or replacement suppliers approved by the U.S. Army for any of the numerous components used in the FMTV may not be accomplished quickly or on commercially reasonable terms, if at all. In addition to suppliers specified by the U.S. Army, Stewart & Stevenson uses other suppliers for certain components of the FMTV, some of which are small businesses that are not well capitalized. In the event Stewart & Stevenson was unable to mitigate the impact or find an alternate supplier in a timely manner, significant interruption in the supply of any of these components, for any reason, including insolvency of a supplier, work stoppages at suppliers and transportation interruptions, could involve significant additional costs and result in delays in production and product deliveries and could have a material adverse effect on our results of operations.

Risks associated with Stewart & Stevenson’s former Distributed Energy Solutions business segment may result in additional unexpected losses until all contractual issues are resolved and remaining obligations are completed.

In the third quarter of Stewart & Stevenson’s fiscal 2003, Stewart & Stevenson announced its plans to exit the turnkey engineering, procurement, and construction, or EPC, activities of the Distributed Energy Solutions segment. Since that time, Stewart & Stevenson has incurred significant losses in the process of exiting this business related to the completion of remaining construction projects, costs to satisfy customer warranty obligations, valuation adjustments related to the liquidation of inventory and costs associated with the settlement of customer disputes. Stewart &

Stevenson continues to have substantial risk with respect to the performance on these contracts, including warranty, product performance and other contractual obligations, as well as certain claims and litigation that have arisen against Stewart & Stevenson with respect to contracts entered into in past years. While Stewart & Stevenson has recognized all known estimated losses on these uncompleted contracts, warranty obligations and other customer disputes, continued uncertainty remains related to the execution of the remaining obligations. These uncertainties may result in additional unexpected losses until all contractual issues are resolved and remaining obligations are completed. Additionally, Stewart & Stevenson expects to continue to recognize some general and administrative costs required to support the remaining warranty and contract performance aspects of this business. Stewart & Stevenson is also obligated to execute under certain fixed-price operation and/or maintenance contracts related to previously completed EPC projects, which have terms potentially extending up to five years.

Risks related to our dependence on a third party to provide support services in connection with our disposition of the Engineered Products and Power Products businesses could have a material adverse effect on our business, operating results and financial condition.

In connection with the disposition of Stewart & Stevenson’s Engineered Products and Power Products businesses, including a significant portion of its information technology assets and personnel, Stewart & Stevenson entered into a transition services agreement with the buyer of those businesses pursuant to which the buyer is obligated to provide Stewart & Stevenson certain support services in the areas of information technology, telecommunications, accounting and payroll, record retention, tax compliance assistance and operational support for up to 18 months following the sale of those businesses, depending on the particular service. Because Stewart & Stevenson no longer owns the assets or employs the personnel necessary to perform those services, Stewart & Stevenson is substantially dependent on the buyer to provide such support services. The buyer’s failure to provide these services to Stewart & Stevenson, or failure to arrange for these services to be provided upon the expiration of its agreement with the buyer, in a timely manner, or at all, could adversely effect our business, operating results and financial condition.

We may be unable to complete or integrate acquisitions effectively, if at all, and, as a result, may incur unanticipated costs or liabilities or operational difficulties.

We intend to grow through the acquisition of businesses and assets that will complement our current businesses. We cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Furthermore, we may have to divert our management’s attention and our financial and other resources from other areas of our business during any acquisition process. Our inability to implement our acquisition strategy successfully may hinder the expansion of our business. Because we depend in part on acquiring new businesses and assets to develop and offer new products, failure to implement our acquisition strategy may also adversely affect our ability to offer new products in line with industry trends.

We may not be successful in integrating businesses acquired in the future or those recently acquired, including Stewart & Stevenson, into our existing operations. Integration may result in unanticipated liabilities or unforeseen operational difficulties, including, without limitation, not achieving the expected levels of cost savings, and related synergies, which may be material or require a disproportionate amount of management’s attention, which could have a material adverse effect on our business, financial condition, results of operation and liquidity. Future acquisitions may result in us incurring additional indebtedness or issuing preferred stock or additional common stock. Competition for acquisition opportunities in the industry may rise, thereby increasing our cost of making acquisitions or causing us to refrain from making further acquisitions. In addition, the terms and conditions of our senior secured credit facility and the indentures governing the 2.00% Convertible Notes and the 8.25% Notes impose restrictions on us that, among other things, restrict our ability to make acquisitions and adversely affect our ability to execute our acquisition strategy.

Our resources may be insufficient to manage the demands imposed by our growth.

We have rapidly expanded our operations, and this growth has placed significant demands on our management, administrative, operating and financial resources. The continued growth of our customer base, the types of services and products offered and the geographic markets served can be expected to continue to place a significant strain on our resources. In addition, we cannot easily identify and hire personnel qualified both in the provision and marketing of our products and systems. Our future performance and profitability will depend in large part on our ability to attract and retain additional management and other key personnel; our ability to implement successful enhancements to our management, accounting and information technology systems; and our ability to adapt those systems, as necessary, to respond to growth in our business.

We are dependent on industry relationships.

A number of our products are components in our customers’ final products. Accordingly, to gain market acceptance, we must demonstrate that our products will provide advantages to the manufacturers of final products, including increasing the safety of their products, providing such manufacturers with competitive advantages or assisting such manufacturers in complying with existing or new government regulations affecting their products. There can be no assurance that our products will be able to achieve any of these advantages for the products of our customers. Furthermore, even if we are able to demonstrate such advantages, there can be no assurance that such manufacturers will elect to incorporate our products into their final products, or if they do, that our products will be able to meet such customers’ manufacturing requirements. Additionally, there can be no assurance that our relationships with our manufacturer customers will ultimately lead to volume orders for our products. The failure of manufacturers to incorporate our products into their final products could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may be unable to protect our proprietary technology, including the technologies we use to furnish the up-armoring of HMMWVs.

We depend upon a variety of methods and techniques that we regard as proprietary trade secrets. We also depend upon a variety of trademarks, service marks and designs to promote brand name development and recognition. We rely on a combination of trade secret, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. It is possible that our competitors may access our intellectual property and proprietary information and use it to their advantage. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements that we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition, results of operations and liquidity. Furthermore, we cannot assure you that any pending patent application or trademark application made by us will result in an issued patent or registered trademark, or that, if a patent is issued, it will provide meaningful protection against competitors or competitor technologies. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources, which could have a material adverse effect on our business, financial condition and results of operations. Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties on unfavorable terms, or prevent us from manufacturing or selling our products, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions.

Our future success and competitive position depend to a significant extent upon our proprietary technology. We must make significant investments to continue to develop and refine our technologies.

We will be required to expend substantial funds for and commit significant resources to the conduct of continuing research and development activities, the engagement of additional engineering and other technical personnel, the purchase of advanced design, production and test equipment, and the enhancement of design and manufacturing processes and techniques. Our future operating results will depend to a significant extent on our ability to continue to provide design and manufacturing services for new products that compare favorably on the basis of time to introduction, cost and performance with the design and manufacturing capabilities. The success of new design and manufacturing services depends on various factors, including utilization of advances in technology, innovative development of new solutions for customer products, efficient and cost-effective services, timely completion and delivery of new product solutions and market acceptance of customers’ end products. Because of the complexity of our products, we may experience delays from time to time in completing the design and manufacture of new product solutions. In addition, there can be no assurance that any new product solutions will receive or maintain customer or market acceptance. If we are unable to design and manufacture solutions for new products of our customers on a timely and cost-effective basis, such inability could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may be adversely affected by applicable environmental laws and regulations.

We are subject to federal, state, local and foreign laws and regulations governing the protection of the environment and human health, including those regulating discharges to the air and water, the management of wastes, and the control of noise and odors. We cannot assure you that we are at all times in complete compliance with all such requirements. Like all companies in our industry, we are subject to potentially significant fines or penalties if we fail to comply with environmental requirements. Environmental requirements are complex, change frequently, and could become more stringent in the future. Accordingly, we cannot assure you that these requirements will not change in a manner that will require material capital or operating expenditures or will otherwise have a material adverse effect on us in the future. In addition, we are also subject to environmental laws requiring the investigation and clean-up of environmental contamination. We may be subject to liability, including liability for clean-up costs, if contamination is discovered at one of our current or former facilities, in some circumstances even if such contamination was caused by a third party such as a prior owner. We also may be subject to liability if contamination is discovered at a landfill or other location where we have disposed of wastes, notwithstanding that historic disposal practices may have been in accordance with all applicable requirements. We use Orthochlorabenzalmalononitrile and Chloroacetophenone chemical agents in connection with our production of tear gas, and these chemicals are hazardous and could cause environmental damage if not handled and disposed of properly. Moreover, private parties may bring claims against us based on alleged adverse health impacts or property damage caused by our operations. The amount of liability for cleaning up contamination or defending against private party claims could be material and have a material adverse effect on our business, financial condition, results of operation and liquidity.